                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                            COMPLETE MANAGEMENT, INC.
                (Name of Registrant as Specified in Its Charter)
 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                           COMPLETE MANAGEMENT, INC.

       Notice of Annual Meeting of Shareholders to be held July 16, 1997

                            ---------------------


     The Annual Meeting of Shareholders of Complete Management, Inc. will be held at the American Stock Exchange, 86 Trinity Place, New York City, on July 16, 1997 at 9:30 A.M., Eastern Daylight Savings Time, for the purpose of considering and acting upon the following:


   1. Election of seven Directors


   2. Confirmation of the appointment of Arthur Andersen LLP as auditors for the fiscal year ending December 31, 1997.


   3. Approval of an amendment to the Company's 1995 Stock Option Plan to increase by 1,000,000 shares the number of Common Shares which may be optioned and sold under the Plan.


   4. Any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.


     The Board of Director has fixed the close of business on June 12, 1997 as the record date for determining the shareholders having the right to notice of and to vote at the meeting.





                                        By order of the Board of Directors

                                        Steven M. Rabinovici
                                        Chairman of the Board




New York, New York
June 16, 1997



--------------------------------------------------------------------------------
IMPORTANT:   Every shareholder, whether or not he or she expects to attend the annual meeting in person, is urged to execute the proxy and return it promptly in the enclosed business reply envelope.

                           COMPLETE MANAGEMENT, INC.

                             ---------------------
                                PROXY STATEMENT
                      For Annual Meeting of Shareholders
                           to be Held July 16, 1997
                            ---------------------

     Proxies in the form enclosed with this Statement are solicited by Management of Complete Management, Inc. ("Complete" or the "Company") to be used at the Annual Meeting of Shareholders to be held at 9:30 A.M. Eastern Daylight Savings Time on July 16, 1997, for the purposes set forth in the Notice of Meeting and this Proxy Statement. Complete's principal executive offices are at 254 West 31st Street, New York, New York 10001. The approximate date on which this Statement and the accompanying proxy will be mailed to Shareholders is June 16, 1997.


                         THE VOTING AND VOTE REQUIRED

     On the record date for the meeting, June 12, 1997, there were outstanding 10,111,423 Common Shares, each of which will be entitled to one vote.

     Directors are elected by a plurality of the votes cast at the meeting. Confirmation of the appointment of auditors is by the affirmative vote of a majority of the votes cast at the meeting. Approval of the amendment (the "Amendment") to the 1995 Stock Option Plan (the "Stock Option Plan") is by the affirmative vote of a majority of all outstanding shares entitled to vote thereon.

     All shares represented by valid proxies will be voted in accordance with the instructions contained therein. A proxy may be revoked by the shareholder giving the proxy at any time before it is voted, either by oral or written notice, and a prior proxy is automatically revoked by a shareholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy. In the absence of instructions, proxies will be voted FOR each of the stated matters being voted on at the meeting. Shares represented by proxies which are marked "WITHHOLD" authority to vote for all seven (7) nominees will not be counted in determining whether a plurality vote has been received for the election of directors. Similarly, shares represented by proxies which are marked "ABSTAIN" with respect to the confirmation of auditors will not be counted in determining whether the requisite vote has been received for such proposal. However, shares represented by proxies which are marked "ABSTAIN" with respect to the Amendment to the Stock Option Plan will have the effect of a vote against the Amendment. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (so called "broker non-votes"), those shares will be disregarded and, therefore, have no effect on the outcome of the vote on each of the proposals except the Amendment to the Stock Option Plan, where it will have the effect of a vote against the Amendment.


                             ELECTION OF DIRECTORS

     Seven Directors are to be elected at the Annual Meeting each for a term of one year and until the election and qualification of a successor.

     It is intended that votes pursuant to the enclosed proxy will be cast for the election of the seven nominees named below. In the event that any such nominee should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person, if any, as shall be designated by the Board of Directors. Management has no reason to believe these nominees will not be available for election.

     The nominees for election and certain information about them are shown below:

     STEVEN M. RABINOVICI, 44, has been Chairman of the Board, Chief Executive Officer and a director of Complete since December 28, 1995. From December 31, 1992 through December 27, 1995 he was the President, Chief Executive Officer and a director of Medical Management, Inc. ("MMI"), now a wholly owned subsidiary of Complete. He is a founder of Complete and also provided certain consulting services to it during 1994 and 1995. From July 1990 through December 31, 1992, he was an independent healthcare and business consultant. On July 21, 1992, MEBE Enterprises, Inc. ("MEBE"), the owner and operator of a single Roy Rogers fast food restaurant, filed for protection under Chapter 11 of the Bankruptcy Code. Mr. Rabinovici was a founder and principal of MEBE. Earlier in his career, Mr. Rabinovici had more than 10 years experience in hospital administration, including approximately two years as associate administrator of Brookdale Hospital Medical Center, a 1,000 bed teaching hospital, and two years as the administrator of the Division of Psychiatry, Cornell University New York Hospital. Mr. Rabinovici has a Bachelors degree from City University of New York, Brooklyn College, a Masters degree in Public Health from Columbia University School of Public Health and a Juris Doctorate degree from New York Law School.

     DAVID R. JACARUSO, 52, has been Vice Chairman of the Board of Complete since December 28, 1995, as well as President, a founder and a director of Complete since April 1993. From April 1993 through December 27, 1995 he was Chairman of the Board of Complete. From July 1990 to April 1993 he was an independent healthcare and business consultant. Mr. Jacaruso was a founder and principal of MEBE, as discussed above. Earlier in his career, Mr. Jacaruso was associated with Brookdale Hospital for ten years and with Mt. Sinai Medical Center, holding various administrative positions including Senior Associate Administrator for Operations. Mr. Jacaruso has a Bachelors degree in Urban Health, a Masters degree in Quantitative Analysis from St. John's University, and he completed a one-year residency at Columbia University School of Public Health for Hospital Administration.

     DENNIS SHIELDS, 30, has been Executive Vice President and director of Complete since December 28, 1995. Prior thereto he was Vice President, Chief Operating Officer and a director of MMI since 1992. He is a founder of Complete. His father, Dr. Lawrence Shields, a founder of MMI and Complete, is the founder and owner of 95% of the shares of Greater Metropolitan Medical Services, P.C., a multi-specialty medical practice ("GMMS"), the largest client of the Company. Mr. Shields has a Bachelor of Arts degree from New York University School of Liberal Arts.

     ARTHUR L. GOLDBERG, 58, has been Senior Executive Vice President and Chief Operating Officer of the Company since April 2, 1996. From August 1993 through March 1996 he was an independent management consultant. Prior thereto he was the Chief Financial Officer of Elek-Tek, Inc., a reseller of computer and related equipment since December 1990. Mr. Goldberg has a Bachelor's degree in Business Administration from City University of New York, Juris Doctor and Masters of Law degrees from New York University School of Law and a Masters of Business Administration degree from the University of Chicago. He is also a Certified Public Accountant..

     STEVEN COHN, 46, has been a director of Complete since January 3, 1996 and a member of its Audit and Compensation Committees since April 2, 1996. Mr. Cohn has been a member of the law firm of Goldberg and Cohn (which has its offices in Brooklyn, New York) and a State Assemblyman for the 50th Assembly District for more than the past five years. He has a Doctor of Jurisprudence degree from Brooklyn Law School, a Masters of Law from New York University School of Law and a Bachelor of Arts degree from New York University.

     STEVEN A. HIRSH, 57, has been a director of Complete and a member of its Audit and Compensation Committees since September 30, 1996. Mr. Hirsh has been a portfolio manager for William Harris & Co., a financial services company, for more than five years. Since 1994 he has also been Chairman, Chief Executive Officer and President of Astro Communications, Inc., a manufacturer of strobe lights. He holds a Bachelor of Science degree from the University of Colorado and Masters of Business Administration from the University of Chicago.

     JOSEPH S. TOCCI, 58, has been a director of Complete and a member of its Audit and Compensation Committees since May 12, 1997. He is as a founder of and has been a managing partner of Tocci, Goldstein & Co. (formerly Tocci and Marcano), certified public accountants, for over the past five years. From October 1993 through December 1995 Mr. Tocci was a director of MMI, which was acquired by Complete in a merger in January 1996. Mr. Tocci holds a Bachelor's Degree in Business Administration from Pace College and a Master's Degree in Taxation and Accounting from Fordham University.

Board of Directors, Committees and Related Agreements

     The Board of Directors of the Company (the "Board") held six meetings during fiscal 1996. The Audit and Compensation Committees have yet to meet. The Audit and Compensation Committees are comprised of Messrs. Cohn, Hirsh and Tocci. There is no nominating committee. All directors attended more than 75% of the aggregate number of meetings of the Board and those committees on which they are members.

     The Compensation Committee will review and recommend to the Board the compensation and benefits of all officers of the Company, review general policy matters relating to compensation and benefits of employees of the Company and administer the issuance of stock options and discretionary cash bonuses to the Company's officers, employees, directors and consultants. The Audit Committee meets with management and the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters. It is the intention of the Company to appoint only independent directors to the Audit and Compensation Committees.

     Steven Rabinovici, David Jacaruso, Marie Graziosi, Dennis Shields and Dr. Lawrence Shields, founders of the Company, are parties to a shareholders' agreement pursuant to which they have agreed to vote (and subsequently voted) all of their shares of the Company, for a period of 10 years, in favor of election to the Board of the Company and for such other or additional nominees as may be designated from time to time and approved by the Board and to vote on all other matters in accordance with the recommendations of the Board. Marie Graziosi is the wife of David Jacaruso.

     The Board of Directors unanimously recommends a vote FOR the election of each of the nominees.


              CONFIRMATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board proposes that the shareholders ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for 1997. Arthur Andersen LLP were the Company's independent auditors for 1995 and 1996. The report of Arthur Andersen LLP with respect to the Company's financial statements appears in the Company's Annual Report for the fiscal year ended December 31, 1996. A representative of Arthur Andersen LLP will be at the annual meeting and will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. In the event the shareholders fail to ratify the appointment, the Board will consider it a directive to consider other auditors for a subsequent year.

     Approval of the foregoing proposal requires the affirmative vote of a majority of the votes cast.

     The Board of Directors recommends a vote FOR this proposal.


                        AMENDMENT TO STOCK OPTION PLAN


     On August 15, 1995, the Board adopted a Stock Option Plan, ratified and approved by the shareholders on October 24, 1995, which provides among other matters, for incentive and non-qualified stock options to purchase 700,000 Common Shares. The Board proposes that the shareholders approve an amendment (the "Amendment"), approved by the Board on May 7, 1996, to increase by 1,000,000 shares the number of shares for which options may be granted under the Plan. To date, options to purchase 941,000 shares have been granted under the Plan, of which options for 241,000 shares are subject to approval by shareholders of the Amendment. The exercise prices of all outstanding options are equal to the fair market value of a Common Share on the date of grant, except that the exercise price of options subject to approval of the Amendment will equal the fair market value of a Common Share on the date of such approval.


     The purpose of the Plan is to provide incentives to key employees, directors, independent contractors and agents whose performance will contribute to the long-term success and growth of the Company, to strengthen the ability of the Company to attract and retain employees, directors, independent contractors and agents of high competence, to increase the identity of interests of such people with those of the Company's shareholders and to help build loyalty to the Company through recognition and the opportunity for stock ownership. Until the recent appointment of a third member of the Compensation Committee, the Plan has been administered by the Board of Directors. In the future, it will be administered by the Board's Compensation Committee.

Terms of Options

     The Plan permits the granting of both incentive stock options and non-qualified stock options. Generally the option price of both incentive stock options and non-qualified stock options must be at least equal to 100% of the fair market value of the shares on the date of grant. The maximum term of each option is ten years. For any participant who owns shares possessing more than 10% of the voting rights of the Company's outstanding Common Shares, the exercise price of any incentive stock option must be at least equal to 110% of the fair market value of the shares subject to such option on the date of grant and the term of the option may not be longer than five years. Options become exercisable at such time or times as the Compensation Committee may determine at the time it grants options.


Federal Income Tax Consequences

     Non-qualified Stock Options. The grant of non-qualified stock options will have no immediate tax consequences to the Company or the employee. The exercise of a non-qualified stock option will require an employee to include in his gross income the amount by which the fair market value of the acquired shares on the exercise date (or the date on which any substantial risk of forfeiture lapses) exceeds the option price.

     Upon a subsequent sale or taxable exchange of the shares acquired upon exercise of a non-qualified stock option, an employee will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares.

     The Company will be entitled (provided applicable withholding requirements are met) to a deduction for Federal income tax purposes at the same time and in the same amount as the employee is in receipt of income in connection with the exercise of a non-qualified stock option.

     Incentive Stock Options. The grant of an incentive stock option will have no immediate tax consequences to the Company or the employee. If the employee exercises an incentive stock option and does not dispose of the acquired shares within two years after the grant of the incentive stock option nor within one year after the date of the transfer of such shares to him (a "disqualifying disposition"), he will realize no compensation income and any gain or loss that he realizes on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. For purposes of calculating the employee's alternative minimum taxable income, however, the option will be taxed as if it were a non-qualified stock option.


Eligibility

     Under the 1995 Stock Option Plan, incentive stock options may be granted only to employees and non-qualified stock options may be granted to employees as well as directors, independent contractors and agents. Of the options previously granted under the Plan, options to purchase 625,000 Common Shares were awarded to ten officers or former officers, options to purchase 40,000 Common Shares were granted to two outside directors and options to purchase 276,000 Common Shares were granted to 20 key employees. Persons eligible to receive options consist primarily of 11 officers and 25 key employees of the Company. The Company has no present plans or understandings to grant any options under the Plan.

     The Company believes that the amendment should be approved so that shares are available for grant to the key employees, officers and directors as well as independent contractors and agents upon whose performance and contribution the long-term success and growth of the Company is dependent.

     The Board of Directors unanimously recommends a vote FOR this proposal.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table, together with the accompanying footnotes, sets forth information, as of June 1, 1997, regarding share ownership of all persons known by the Company to own beneficially 5% or more of the Company's outstanding Common Shares, all Named Executives (defined herein), all directors and nominees, and all directors and officers of the Company as a group:



                        Name of                                Shares of Common Stock        Percentage
                  Beneficial Owner (1)                           Beneficially Owned          of Ownership
-----------------------------------------------------------   ----------------------------   -------------
Directors, Nominees and Named Executives
Steven M. Rabinovici   ....................................               360,126(2)              3.58%
David R. Jacaruso   .......................................               307,452(3)              3.06%
Dennis Shields   ..........................................               472,212(4)              4.7 %
Arthur L. Goldberg  .......................................                50,500(5)                 *
Joseph M. Scotti    .......................................                78,856(6)                 *
Steven Cohn   .............................................                24,021(5)                 *
Steven A. Hirsh  ..........................................               212,054(7)              2.07%
Joseph S. Tocci  ..........................................                 5,501                    *
All Directors and Officers as a group (14 persons)   ......             1,811,568(8)             17.2 %
5% and Greater Shareholders
Lawrence Shields, M.D. (9)   ..............................             1,125,291                11.20%
Mellon Bank Corporation   .................................             1,547,860                15.40%

* Less than 1%

(1) Address of beneficial owner is c/o Complete Management, Inc. 254 West 31st Street, New York, NY 10001, except address of Dr. Shields is 26 Court Street, Brooklyn, New York 11242 and address of Mellon Bank Corporation is One Mellon Bank Center, Pittsburgh, Pennsylvania 15258

(2) Includes 235,126 shares held as custodian for the benefit of his minor son, Jeffrey.

(3) Includes shares held by his wife, Marie Graziosi and shares held as custodian for his minor children, Cara Elizabeth and David Francis.

(4) Dennis Shields is the son of Dr. Lawrence Shields.

(5) Includes options granted under the Company's 1995 Stock Option Plan exercisable within 60 days of the date hereof as follows: Arthur L. Goldberg, 50,000 and Steven Cohn, 20,000.

(6) Includes 33,333 options granted under the Company's 1995 Stock Option Plan exercisable within sixty days from the date hereof. Does not include options to purchase 12,500 shares which will be exercisable within sixty days from the date hereof only if shareholders approve the Amendment to the Company's 1995 Stock Option Plan.

(7) Consists of (i) 14,833 shares and 94,444 shares issuable on the conversion of Convertible Subordinated Notes owned by a trust of which Mr. Hirsh is the portfolio manager with investment power, (ii) 50,000 shares issuable upon conversion of Convertible Subordinated Notes owned by a limited partnership of which Mr. Hirsh is a general partner with investment power and (iii) 8,333 shares and 44,444 shares issuable on conversion of Convertible Subordinated Notes owned by Astro Communications, Inc., a company of which Mr. Hirsh is President and Chief Executive Officer.

(8) Includes (i) 285,832 shares issuable upon exercise of options exercisable within 60 days of the date hereof and (ii) 188,888 shares issuable on the conversion of Convertible Subordinated Notes, but excludes 29,166 shares which will be exercisable within 60 days of the date hereof only if shareholders approve the amendment to the Company's 1995 Stock Option Plan.

(9) Dr. Lawrence Shields is the father of Dennis Shields.

                    COMPENSATION OF DIRECTORS AND OFFICERS
                              AND RELATED MATTERS


Summary Compensation Table

     The following table sets forth certain summary information concerning the aggregate total annual salary and bonus paid or accrued by the Company for services rendered in 1995 and 1996 to its chief executive officer and to the other executive officers named below who received annual compensation in excess of $100,000 (the "Named Executives").




                                                                                    Long-Term
                                                    Annual Compensation           Compensation
                                              -------------------------------   --------------------
                                                                                  Common Shares        All other
Name and principal position          Year       Salary ($)        Bonus ($)     Underlying Options     Compensation
----------------------------------   ------   -----------------   -----------   --------------------   -------------
Steven M. Rabinovici
 Chairman & CEO                      1996           250,000          --                    --             24,672
                                     1995           109,842(1)       --                    --             21,124
David R. Jacaruso
 Vice Chairman, President            1996           250,000          --                    --             17,389
                                     1995           165,063(2)       --                    --              6,334
Arthur L. Goldberg
Senior Executive Vice President,     1996           140,978          --               100,000                 --
 Chief Operating Officer             1995                --          --                    --                 --

Dennis Shields
 Executive Vice President            1996           250,000          --                    --             32,498
                                     1995           136,920(3)       --                    --             19,870

Joseph M. Scotti                     1996           171,771          --                75,000             12,981
 Executive Vice President            1995           117,225          --                    --             10,004

------------
(1) Consists of fees of $30,650 from Complete for consultation and advice to senior management and salary from MMI of $79,192.
(2) Includes consulting fees of $63,075 paid by Complete to Marie Graziosi, Mr. Jacaruso's wife.
(3) Consists of fees of $57,728 from Complete for consultation and advice to senior management and salary from MMI of $79,192.

Stock Options

     The following tables show certain information with respect to incentive and non-qualified stock options granted in 1996 to Named Executives under the 1995 Stock Option Plan and the aggregate value at December 31, 1996 of such options. The per share exercise price of all options is equal to the fair market value of a Common Share on the date of grant. No Options granted to Named Executives have been exercised.


                             Option Grants in 1996
--------------------------------------------------------------------------------


Individual Grants of Options
--------------------------------------------------------------------------------




                                                                                 Potential Realizable
                                                                                        Value At
                                     Percent Of                                 Assumed Annual Rates of
                                        Total                                            Stock
                       Number of       Options                                   Price Appreciation for
                      Securities       Granted        Exercise                        Option Term
                      Underlying     To Employees      Price       Expiration    ------------------------
      Name             Option #        in 1996        ($/Sh)         Date        5% ($)       10% ($)
-------------------   ------------   --------------   ----------   -----------   ----------   -----------
                      100,000(1)     11.1 %           8.375        4/1/06        $526,699     $1,334,759
Arthur L. Goldberg
                       50,000(2)      5.55%           8.375        4/1/06        $263,350     $667,380
Joseph M. Scotti
                       25,000(3)      2.78%           (4)          9/30/06       (5)          (5)

(1) Options vest in two equal annual installments beginning April 2, 1997.
(2) Options vest in three equal annual installments beginning April 2, 1996.
(3) Options vest in two equal annual installments beginning September 30, 1996; provided, however, that the options shall vest only after shareholder approval of the Amendment to the 1995 Stock Option Plan.
(4) The exercise price will equal the fair market value of a Common Share at the close of business on the date the Amendment to the 1995 Stock Option Plan is approved by shareholders.
(5) The potential realizable value cannot be determined because an exercise price has not been established.


                     Aggregated 1996 Year End Option Values
--------------------------------------------------------------------------------

                         Number of Common Shares          Value of Unexercised
                      Underlying Unexercised Options     In-The-Money Options at
                             At 12/31/96 (#)                12/31/96 (1) ($)
      Name              Exercisable/Unexercisable        Exercisable/Unexercisable
-------------------   --------------------------------   --------------------------
Arthur L. Goldberg            0/100,000                         $0/$450,000

Joseph M. Scotti            25,000/50,000                  $75,000/$149,998.5(2)



------------
(1) Based on the closing price of $12.873 as quoted on the American Stock Exchange.
(2) Represents the in-the-money value of options to purchase 50,000 Common Shares at an exercise price of $8.375 (see "Option Grants in 1996" table above). The exercise price of the options to purchase 25,000 Common Shares has not yet been determined and, thus , the in-the-money value of these options cannot be calculated. The exercise price of such options will equal the fair market value of a Common Share on the date the Amendment to the Stock Option Plan is approved by shareholders.

Employment Contracts


     In October 1995, the Company entered into an employment agreement with Steven M. Rabinovici, which became effective on January 3, 1996, providing for his employment as Chairman of the Board and Chief Executive Officer for an initial term expiring on December 31, 1999. On December 31 of each year, the term is automatically extended for an additional year unless on or before such date either party elects to terminate the agreement at the expiration of the term. The agreement provides for an annual base salary of $250,000 and for participation in all executive benefit plans. The agreement also provides, among other things, that, if Mr. Rabinovici's employment is terminated without cause (as defined in the agreement), the Company will pay him an amount equal to the salary which would have been payable to him over the unexpired term of his employment agreement.

     In October 1995, the Company entered into an employment agreement with David R. Jacaruso, which became effective on January 3, 1996, providing for his employment as Vice Chairman of the Board and President for an initial term expiring on December 31, 1999. On December 31 of each year, the term is automatically extended for an additional year unless on or before such date either party elects to terminate the agreement at the expiration of the term. The agreement provides for an annual base salary of $250,000 and for participation in all executive benefit plans. The agreement also provides, among other things, that, if Mr. Jacaruso's employment is terminated without cause (as defined in the agreement), the Company will pay him an amount equal to the salary which would have been payable to him over the unexpired term of his employment agreement.

     In October 1995, the Company entered into an employment agreement with Dennis Shields, which became effective on January 3, 1996, providing for his employment as Executive Vice President for an initial term expiring on December 31, 1999. On December 31 of each year, the term is automatically extended for an additional year unless on or before such date either party elects to terminate the agreement at the expiration of the term. The agreement provides for an annual base salary of $250,000 and for participation in all executive benefit plans. The agreement also provides, among other things, that, if his employment is terminated without cause (as defined in the agreement), the Company will pay Mr. Shields an amount equal to the salary which would have been payable to him over the unexpired term of his employment agreement.

     In January 1996, the Company entered into an employment agreement with Joseph M. Scotti, which became effective on January 3, 1996, providing for his employment as Vice President and Chief Financial Officer for an initial term expiring on December 31, 1999. The agreement provides for an annual base salary of $175,000 and for participation in all executive benefit plans. The agreement also provides, among other things, that, if Mr. Scotti's employment is terminated without cause (as defined in the agreement), the Company will pay him an amount equal to the salary which would have been payable to him over the unexpired term of his employment agreement.

     In March 1996, the Company entered into an employment agreement, as amended, with Arthur L. Goldberg providing for his employment as Senior Executive Vice President and Chief Operating Officer expiring on March 10, 2000. The agreement provides for an annual base salary of $200,000, for participation in all executive benefit plans and for the grant of an option for 100,000 shares exercisable for a ten year period.

Compensation Policies Applicable to Senior Executives

     The Compensation Committee of the Board, composed of three independent outside directors, has yet to meet. The Committee will assume the responsibility, now with the Board at large, for establishing and administering compensation policies applicable to the Company's executive officers. The key objective in setting such policies is to develop a program designed to attract and retain executives critical to the success of the Company and to reward and motivate these executives for performance which enhances the profitability of the Company and creates value for its shareholders.

     To achieve these objectives, the Board has developed a competitive, market driven, base salary program coupled with a long-term incentive program consisting of incentive, non-qualified and performance based stock options with extended vesting periods. The Board may also award discretionary cash bonuses. Base salaries, prior to incentive awards, for executive officers are fixed at levels believed to be within a competitive range for comparable positions in comparable companies.

     The base salary levels for all of the Named Executives, except Messrs. Goldberg and Scotti, were established prior to the Company's initial public offering (the "IPO") and the expansion of the Board from three members to its current size. The Board believes that the salary levels determined prior to the IPO are consistent with its policies for determining base salary levels. In view of the pre-existing employment arrangements with certain Named Executives, the Board determined not to award stock options or cash bonuses to such executives. The base salaries and stock option grants to Messrs. Goldberg and Scotti, and the base salary levels of and option grants to all other executive officers of the Company were determined in accordance with the Board's policies.

                                 Submitted by:
                                 -------------

                Steven M. Rabinovici     Richard DeMaio
                David R. Jacaruso        Steven Cohn
                Joseph M. Scotti         Steven A. Hirsh
                Dennis Shields           Joseph S. Tocci

Compensation of Directors

     Outside directors are granted options to purchase 20,000 Common Shares, exercisable for 50% of the shares covered immediately upon grant and for the remainder of the shares following one year's service, as soon as practicable after taking office. Mr. Hirsh has waived this grant. The per share exercise price of such options is equal to the fair market value of a Common Share on the date of grant.


Comparative Performance by the Company

     The following graph shows a comparison of cumulative total returns for the Company, the American Stock Exchange Market Index ("AMEX") and a peer group index.


200 |-------------------------------------------------------------------------|
    |                                                  #                      |
    |                                                                   #     |
150 |-------------------------------------#-----------------------------------|
    |                                                                         |
    |                                    *@           *@                @     |
100 |----#*@-------------*@---------------------------------------------------|
    |                    #                                              *     |
    |                                                                         |
 50 |-------------------------------------------------------------------------|
    |                                                                         |
    |                                                                         |
  0 |-------------------------------------------------------------------------|
       12/31/1995     3/31/1996      6/30/1996     9/30/1996       12/31/1996


----------------------------- FISCAL YEAR ENDING ------------------------------

COMPANY               BASE  12/31/1995 3/31/1996 6/30/1996 9/30/1996 12/31/1996

COMPLETE MANAGEMENT,
INC.                 100.00   101.43     95.71     147.14    180.00    147.14
PEER GROUP INDEX     100.00   100.00     99.71     105.85    109.09     95.95
AMEX MARKET INDEX    100.00   100.00    104.44     105.62    104.09    105.72

===============================================================================
# = COMPLETE MANAGEMENT, INC.    * = PEER GROUP INDEX     @ = AMEX MARKET INDEX
===============================================================================


                  Assumes $100 invested on December 28, 1995
                         Assumes dividends reinvested
                     Fiscal year ending December 31, 1996


o Source: Media General Financial Services, Inc.

Certain Relationships and Related Transactions

     The Company is party to two practice management services agreements with GMMS pursuant to which it provides comprehensive management services and management services related to diagnostic imaging equipment. The agreements expire on June 2025 and July 2001, respectively. The founder and owner of 95% of the shares of GMMS is Dr. Lawrence Shields, a founder of the Company. The Company earned all of its net revenues in 1995 and approximately 65% of its net revenues in 1996 under the two management agreements with GMMS.

     Immediately following the closing of the Company's IPO on January 3, 1996, the Company acquired the assets and business of MMI through its merger into a wholly-owned subsidiary. In the Merger, the MMI shareholders received .778 Common Shares of Complete for each MMI common share which they held. The holders of outstanding options to purchase MMI common shares received a number of Common Shares of Complete equal to the difference between their aggregate option exercise prices and the value thereof at $7.00 per share. An aggregate of 2,364,444 and 93,281 Common Shares were issued in the Merger to MMI shareholders and option holders, respectively.

     The Company is the beneficiary of key-man life insurance policies aggregating $10,000,000 covering the life of Dr. Lawrence Shields, the 95% shareholder of GMMS, the Company's principal client.

     As of December 8, 1995 an Omnibus Settlement Agreement (the "Settlement Agreement") was entered into among Complete, MMI, Steven Rabinovici, David Jacaruso, Dennis Shields, Dr. Lawrence Shields and Gail Shields ("Ms. Shields"), the former wife of Dr. Lawrence Shields. Under the terms of the Settlement Agreement, as revised on December 21, 1995, the Company arranged for the sale of 117,187 MMI common shares owned by Ms. Shields at a net price to Ms. Shields of $5.50 per share and obtained Ms. Shields' release as the maker of a promissory note for a bank loan whose proceeds were used by GMMS (which had previously been satisfied by GMMS) and as lessee of certain premises occupied by GMMS, which lease has been assigned to the Company. There was no material impact on the financial statements of Complete or MMI as a result of the foregoing settlement.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the best of the Company's knowledge, based solely on review of the copies of such forms furnished to the Company, or written representations that no other forms were required, the Company believes that all Section 16(a) filing requirements applicable to its officers and directors were complied with during 1996 except that Steven Cohn, John T. Dooley, Robert Keating, Steven M. Rabinovici, Lawrence Shields, and Kenneth Theobalds each had one late report relating to one transaction and Joseph M. Scotti had one late report relating to two transactions.

                                 MISCELLANEOUS


Other Matters

     Management knows of no matter other than the foregoing to be brought before the Annual Meeting of Shareholders, but if such other matters properly come before the meeting, or any adjournment thereof, the persons named in the accompanying form of proxy will vote such proxy on such matters in accordance with their best judgment.


Reports and Financial Statements

     Complete's Annual Report for the year ended December 31, 1996 including Audited Financial Statements, accompanies this Proxy Statement. Such Report and Financial Statements contained therein are not incorporated herein by reference and are not considered part of this soliciting material.

     A Copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K, without exhibits, will be provided without charge to any shareholder submitting a written request. Such request should be addressed to Joseph M. Scotti, Secretary, Complete Management, Inc., 254 West 31st Street, New York, New York 10001.


Solicitation of Proxies

     The entire cost of the solicitation of proxies will be borne by Complete. Complete has retained Georgeson & Company, Inc. to solicit proxies in the form enclosed and will pay such firm a fee of $6,500. In addition, proxies may be solicited by directors, officers and regular employees of Complete, without extra compensation, by telephone, telegraph, mail or personal interview. Complete will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for sending proxies and proxy material to the beneficial owners of its Common Shares.


Shareholder Proposals

     Shareholder proposals intended to be presented at the Company's 1998 Annual Meeting must be received by the Company for inclusion in the Company's proxy statement relating to that meeting not later than February 16, 1998. Such proposals should be addressed to Joseph M. Scotti, Secretary, Complete Management, Inc. 254 West 31st Street, New York, New York 10001.

     EVERY SHAREHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.


                                          By order of the Board of Directors


                                          Steven M. Rabinovici
                                          Chairman of the Board

New York, New York
June 16, 1997

PROXY


                           COMPLETE MANAGEMENT, INC.

           This Proxy is solicited by the Board of Directors for the
                         Annual Meeting on July 16, 1997

     The undersigned hereby appoints Steven M. Rabinovici, David R. Jacaruso and Arthur L. Goldberg and each of them, with full power of substitution, the attorneys and proxies of the undersigned to attend the Annual Meeting of Shareholders of Complete Management, Inc. to be held on July 16, 1997 at 9:30 a.m. and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all Common Shares of the Company held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

1. ELECTION OF DIRECTORS -- Steven M. Rabinovici, David R. Jacaruso, Dennis Shields, Arthur L. Goldberg, Steven Cohn, Steven A. Hirsh and Joseph S. Tocci.

   / / FOR all nominees.

   / / WITHHOLD authority to vote for all nominees.

   / / FOR all nominees EXCEPT nominee(s) written below.


--------------------------------------------------------------------------------

                                                       FOR    AGAINST   ABSTAIN
2.  Confirmation of the appointment of Arthur
    Andersen LLP as auditors for the fiscal
    year ending December 31, 1997.                     / /      / /       / /

3. The approval of the amendment to the 1995
   Stock Option Plan                                   / /      / /       / /

                                  (Continued, and to be Signed, on Reverse Side)
--------------------------------------------------------------------------------

     The shares represented by this Proxy will be voted as directed or if no direction is indicated, will be voted FOR each of the proposals.

     The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.


                                             Date: ______________________, 1997

                                             __________________________________
                                                  Signature of Shareholder

                                             __________________________________
                                                  Signature of Shareholder

                                              DATE AND SIGN EXACTLY AS NAME
                                              APPEARS HEREON. EACH JOINT TENANT
                                              MUST SIGN. WHEN SIGNING AS
                                              ATTORNEY, EXECUTOR, TRUSTEE,
                                              ETC., GIVE FULL TITLE IF SIGNER
                                              IS CORPORATION, SIGN IN FULL
                                              CORPORATE NAME BY AUTHORIZED
                                              OFFICER.